                                                                Exhibit 4.5

                             NOVASTAR MORTGAGE, INC.

                           DEFERRED COMPENSATION PLAN

                      AMENDED AND RESTATED EFFECTIVE AS OF

                                 JANUARY 1, 2005

                             NOVASTAR MORTGAGE, INC.
                           DEFERRED COMPENSATION PLAN
              AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2005

                                       i

                                       ii

           7.6.2.    On Demand In-Service Distributions of Grandfathered

                                      iii

                                       iv

                             NOVASTAR MORTGAGE, INC.
                           DEFERRED COMPENSATION PLAN
                      AMENDED AND RESTATED EFFECTIVE AS OF
                                 JANUARY 1, 2005

                                   SECTION 1

                          INTRODUCTION AND DEFINITIONS

1.1.  Statement of Plan. The Plan was originally  adopted by NovaStar  Mortgage,
Inc.  (the  "Sponsor")  effective  as of  January 1,  2002,  for the  purpose of providing eligible employees of the Sponsor and its Affiliates (collectively the
"Employer") with an opportunity to save additional funds for retirement or other purposes.  The Plan is designed as an unfunded,  deferred  compensation plan for the benefit of a select group of management  and highly  compensated  employees.
The  original  Plan was amended and  restated in its  entirety  effective  as of
January 1, 2004 (the "2004  Restatement").  The Sponsor now desires to amend and restate the 2004  Restatement in its entirety to comply with Section 409A of the
Code and to make certain other changes. This Plan restatement is effective as of
January 1, 2005,  except that  certain  provisions  may have an earlier or later effective date as set forth herein.

1.2. Definitions.  When the following terms are used herein with initial capital letters,  they shall have the  following  meanings  unless the  context  clearly requires a different meaning:

     1.2.1.  Account means the separate  bookkeeping  account  established  with respect to each person who is a Participant in the Plan which reflects the total amounts that have been  credited from time to time under the Plan on his behalf.
A separate "Grandfathered Account" shall be maintained to reflect the portion of each  Participant's  account  which was  deferred  and vested as of December 31,
2004, and which is not subject to Section 409A of the Code.

     1.2.2.  Affiliate  means a business entity which is affiliated in ownership with  the  Sponsor  either  directly  or  indirectly,  and is  recognized  as an
Affiliate by the Committee for purposes of this Plan.

     1.2.3. Annual Valuation Date means each December 31.

     1.2.4. Base Salary means, with respect to a Participant, such Participant's annual rate of base salary,  plus  commissions  paid to such  Participant by the
Employer  before  reduction  because of salary  deferrals  into this Plan or any other plan or  arrangement  of the Employer  whereby  compensation  is deferred, including,  without  limitation,  a plan  whereby  compensation  is  reduced  in accordance  with Code  Section  401(k) or Code Section 125. The term Base Salary shall exclude all other remuneration paid by the Participant's Employer, such as
Bonuses,  stock options,  distributions  of  compensation  previously  deferred, restricted stock, allowances for expenses (including moving, travel expenses and automobile expenses) and fringe benefits payable in a form other than cash.

     1.2.5.   Beneficiary  means  a  person  designated  by  a  Participant  (or automatically  by  operation  of the  Plan)  to  receive  all  or a part  of the
Participant's  Account  in the event of the  Participant's  death  prior to full distribution  thereof.  A  person  so  designated  shall  not  be  considered  a
Beneficiary until the death of the Participant.

     1.2.6.  Board of  Directors  means the Board of  Directors  of the Sponsor.
"Board  of  Directors"  shall  also mean and  refer to any  properly  authorized committee of the Board of Directors.

     1.2.7.  Bonus  means,  with  respect  to  a  Participant,  the  total  cash remuneration paid or payable under the various bonus programs by the Employer to such individual,  including any amount which would be included in the definition of Bonus before reduction because of bonus deferrals into this Plan or any other plan or arrangement of the Employer whereby compensation is deferred, including, without  limitation,  a plan whereby  compensation is reduced in accordance with
Code Section  401(k) or Code Section 125. The term Bonus shall exclude all other remuneration  paid by the  Participant's  Employer,  such as Base Salary,  stock options,  distributions of compensation  previously deferred,  restricted stock, allowances  for expenses  (including  moving,  travel  expenses  and  automobile expenses) and fringe benefits payable in a form other than cash.

     1.2.8.  Change  of  Control  shall  be  deemed  to have  occurred  upon the occurrence of one or more of the following events with respect to NFI:

          (i) any person,  or more than one person  acting as a group within the meaning  of Code  Section  409A  and  the  regulations  issued  thereunder,
     acquires  a  beneficial   ownership  (within  the  meaning  of  Rule  l3d-3
     promulgated under the Act) of more than 50 percent of the total fair market value or total voting power of NFI's common stock;

          (ii) any person,  or more than one person acting as a group within the meaning  of Code  Section  409A  and  the  regulations  issued  thereunder, acquires (or has acquired  during the 12-month period ending on the date of the most recent  acquisition  by such person or persons) 35 percent or more of the total fair market value or total voting power of NFI's common stock;

          (iii) a majority  of members of NFI's board of  directors  is replaced during any 12-month  period by directors  whose  appointment or election is not endorsed by a majority of the members of NFI's board of directors prior to the date of the appointment or election; or

          (iv) solely with respect to Grandfathered Accounts,

               (A) the approval by the stockholders of NFI of a  reorganization, merger,  or  consolidation of NFI, in each case, with respect to which persons  who  were  stockholders  of NFI  immediately  prior  to  such
          reorganization,   merger   or   consolidation   do  not,   immediately
          thereafter,  own more than 50 percent of the combined  voting power of securities of the surviving entity;

               (B)  the  approval  by the  stockholders  of  NFI  of a  complete liquidation or  dissolution  of NFI or a sale of all or  substantially all of the assets of NFI; or

               (C) the following  individuals cease for any reason to constitute at least  two-thirds  (2/3) of the  number  of  directors  of NFI then
          serving:   individuals  who,  on  the  effective  date  of  the  Plan, constitute  the board of directors of NFI and any new director  (other than a director  whose  initial  assumption of office is in connection with an actual  or  threatened  election  contest,  including  but not limited  to a  consent  solicitation,  relating  to  the  election  of directors  of NFI,  as such  terms  are  used  in Rule  14A-11  of the
          Securities  Exchange Act of 1934) whose appointment or election by the board  of  directors  of  NFI  or  nomination  of  election  by  NFI's stockholders  was approved by a vote of at least  two-thirds  (2/3) of
          NFI's  directors then still in office who either were directors on the effective  date  of the  Plan,  or  whose  appointment,  election,  or nomination for election was previously approved; or

               (D) the adoption of a resolution by the board of directors of NFI to the effect that any person has  acquired  effective  control of the business and affairs of NFI.

     1.2.9. Code means the Internal Revenue Code of 1986, as amended.

     1.2.10. Committee means the Retirement Committee designated by the Sponsor.

     1.2.11. Common Stock means the common stock of NovaStar Financial, Inc.

     1.2.12. Disabled or Disability,  with respect to a Participant,  shall have the same definition as in the Employer's existing long term disability insurance program,  or in the absence of such program or if a Participant  is not eligible to participate  in such program,  any  disability  which the  Committee,  in its discretion,  reasonably  expects  will qualify such  individual  for  disability benefits under the Social Security Act.

     1.2.13.  Employer  means the Sponsor and any  Affiliate of the Sponsor that adopts the Plan with respect to such Affiliate's employees.

     1.2.14.  Enrollment  Period  means  the  period of time  designated  by the
Committee  prior to the first day of each Plan  Year  during  which an  eligible person may elect to participate in the Plan.  Notwithstanding the foregoing,  in the case of the  first  Plan Year in which an  individual  becomes  eligible  to participate  in the Plan,  the  Enrollment  Period  shall mean the 30 day period immediately  following the date the person is  designated as being  eligible for the Plan.  Any election to defer an amount  pursuant to Sections 3.1, 3.2 or 3.3 that is entered into during such 30 day period shall apply only to  compensation for services performed subsequent to the individual's deferral election.

     1.2.15. ERISA means the Employee Retirement Income Security Act of 1974, as
amended.

     1.2.16. Grandfathered Account (See "Account")

     1.2.17. NFI means NovaStar  Financial,  Inc., the parent corporation of the
Sponsor.

     1.2.18.  Normal  Retirement Age means the day a Participant  reaches age 65 while in the employ of the Employer.

     1.2.19.  Participant means an employee of the Employer who is designated as eligible  to  participate  in this Plan in  accordance  with the  provisions  of
Section 2 and who has elected to defer compensation under Section 3. An employee who has become a Participant shall be considered to continue as a Participant in this Plan until the date of the  Participant's  death or, if  earlier,  the date when the  Participant  no longer has any  Account  under this Plan (that is, the
Participant has received a distribution of all of the Participant's Account).

     1.2.20. Plan means the NovaStar Mortgage,  Inc. Deferred Compensation Plan,
as amended from time to time.

     1.2.21.  Plan Year means the twelve (12)  consecutive  month period  ending each December 31.

     1.2.22.   Termination  of  Employment  means  a  complete  severance  of  a
Participant's employment relationship with the Employer and all Affiliates,  for any reason other than the Participant's death or attainment of Normal Retirement
Age.  A  transfer  from  employment  with the  Employer  to  employment  with an
Affiliate of the Employer shall not  constitute a Termination of Employment.  If the

Employer  who is an  Affiliate  ceases to be an  Affiliate  because of a sale of substantially all the stock or assets of the Employer, then Participants who are employed  by that  Employer  and who  cease to be  employed  by a  participating
Employer in this Plan on account of the sale of  substantially  all the stock or assets of the  Employer  shall be deemed to have  thereby had a  Termination  of
Employment for the purpose of commencing distributions from this Plan.

     1.2.23. Trust means the NovaStar Mortgage, Inc. Deferred Compensation Trust
Agreement, as amended from time to time.

     1.2.24.  Valuation  Date means the  business  day  coincident  with or next preceding  the  Annual  Valuation  Date,  and any other date  designated  by the
Committee in its discretion.

1.3. Gender.

     1.3.1.  Gender  and  Number.  Except as  otherwise  indicated  by  context, masculine  terminology  used herein also  includes the feminine and neuter,  and terms used in the singular may also include the plural.

                                   SECTION 2

                                  PARTICIPATION

2.1. Who May Participate.

     2.1.1.  Eligible  Participant.  Only an  employee  of the  Employer  who is eligible for the Plan and who is selected for  participation  in this Plan for a particular  Plan Year by the Committee shall be eligible to become a Participant in this Plan.

     2.1.2. Terms and Conditions of Participation.  Each selected employee shall be eligible to become a  Participant  as of the day  designated by the Committee
(or, if the Committee does not designate a day of initial  participation,  as of the first day of the next following Plan Year).  The Committee  shall not select any  employee  for  participation  unless  the  Committee  determines  that such employee  is a member of a select  group of  management  or  highly  compensated employees (as that  expression is used in ERISA).  The Committee may at any time determine that a Participant is no longer  eligible to make voluntary  deferrals under Section 3.1 or Section 3.2.

     2.1.3.  Termination  of  Participation.  Once an  individual  has  become a
Participant in the Plan,  participation  shall continue until payment in full of all benefits to which the Participant or Beneficiary is entitled under the Plan.

                                   SECTION 3

                               CREDITS TO ACCOUNTS

3.1. Deferrals from Salary.

     3.1.1.  Amount  of  Deferrals.  Subject  to  the  policies  and  procedures established  by the  Committee,  a Participant  may  irrevocably  elect to defer between (and including) 1% and 75% of such  Participant's Base Salary for a Plan
Year.  The  Committee  may  establish  prospectively  other  limits or other pay eligible for deferral. To be effective,  a Base Salary deferral election must be received by the  Committee  during the  Enrollment  Period.  As a  condition  of participating  in this Plan for each Plan Year,

each Participant must elect to contribute to the Employer's  401(k) savings plan the maximum elective deferrals permitted under Section 402(g) of the Code or the maximum  elective  deferrals  permitted  under the terms of such 401(k)  savings plan.

     3.1.2.  Additional Credits.  In the event any amount becomes  distributable under the  Employer's  401(k)  savings plan to a  Participant  by reason of such
401(k) plan exceeding the applicable limits under Sections 402(g),  401(k)(3) or
401(m) of the Code and the Treasury regulations issued thereunder (a "Corrective
Distribution"),  such  Participant  shall be  deemed  to have  elected  to defer receipt of such Corrective  Distribution  and an amount equal to such Corrective
Distribution shall be credited to the Participant's Account.

3.2. Deferrals from Bonuses. On forms furnished by and filed with the Committee, a Participant may elect to defer up to 100% of such  Participant's  Bonus. To be effective,  a Bonus deferral  election must be received by the Committee  during the Enrollment  Period (or in the case of a Bonus  attributable to a performance period that is at least  twelve (12) months in  duration,  no later than six (6)
months prior to the  expiration of such  performance  period,  provided that the
Participant  was  employed  by the  Employer  continuously  from  the  date  the performance  criteria  were  established  through the date of the  Participant's election,  and that the  payment of such Bonus is not  substantially  certain or readily ascertainable at the time the deferral election is made).

3.3.  Deferral  of  Stock  Awards.   Subject  to  the  policies  and  procedures
established  by the  Committee,  a Participant  may elect to defer up to 100% of such Participant's  restricted stock or restricted stock units awarded under the terms  of the  NovaStar  Financial,  Inc.  2004  Incentive  Stock  Plan  (or any
successor  plan). To be effective,  a deferral  election must be received by the
Committee at least 12 months before the scheduled vesting date of such award.

3.4. Employer Discretionary Contribution. The Employer, in its sole and absolute discretion,  may choose to make matching and/or  discretionary  contributions on behalf  of  Participants  who  are  employed  by  such  Employer.  Any  Employer contributions  credited pursuant to this Section shall be subject to the vesting rules of Section 5.

3.5.  Credits from Measuring  Investments.  On forms furnished by and filed with
the  Committee,   each  Participant  shall  designate  one  or  more  "Measuring
Investments"  which  shall be used to  credit or debit  hypothetical  investment gains or losses on such Participant's  Account. The Measuring  Investments shall be selected by the  Committee  in its  discretion  and shall be used solely as a device for  computing  the amount of benefits to be paid by the  Employer  under this Plan.  Effective  upon the filing of a  registration  statement on Form S-8 with the Securities Exchange  Commission,  the Measuring  Investments  available under the Plan shall  include a deemed  (but not  actual)  investment  in Common
Stock of NFI. The Employer  shall not be required to purchase any such Measuring
Investment.

Participants  may elect to transfer their account balances between the Measuring
Investments  in such manner and at such times as  determined by the Committee in its sole  discretion;  provided,  however,  a  Participant  may only direct that prospective  contributions  (and not existing account balances) be credited into the Common  Stock  Measuring  Investment  and no amounts  credited to the Common
Stock Measuring Investment may be transferred to any other Measuring Investment.

3.6.  Operational Rules for Deferrals.  A Participant's  election to defer under
Section 3.1 or 3.2 shall be "evergreen"  (that is, it shall remain in effect for such Plan Year and,  unless timely revised by the  Participant  for a later Plan
Year before the  beginning of such Plan Year,  for all later Plan  Years).  If a
Participant's  pay  after  deferrals  is not  sufficient  to cover  tax or other payroll withholding  requirements,  the Committee shall reduce the Participant's deferrals to the extent necessary to cover such requirements.

                                   SECTION 4

                             ADJUSTMENT OF ACCOUNTS

4.1. Establishment of Accounts.  There shall be established for each Participant an unfunded  bookkeeping  Account  which shall be adjusted as of each  Valuation
Date.

4.2. Accounting Rules. The Committee may adopt (and revise) accounting rules for the Accounts.

                                   SECTION 5

                               VESTING OF ACCOUNTS

5.1. General Vesting. Except as set forth in Section 5.2, a Participant shall be vested his entire Account under the Plan at all times.

5.2. Employer  Discretionary  Contributions.  Each Participant's interest in his
Account attributable to Employer  contributions credited pursuant to Section 3.4 shall vest according to the following schedule:

                                                          Percentage of
                       Years                          Employer Contributions
                    Of Service                                Vested
                    ----------                                ------

                         1                                     25%
                         2                                     50%
                         3                                     75%
                         4                                     100%

For purposes of the foregoing,  a Participant's years of service shall equal the number of years of vesting service credited under the Employer's  401(k) savings plan.

5.3.   Exceptions   to  Vesting   Schedule.   Notwithstanding   Section  5.2,  a
Participant's  interest in his Account  attributable  to Employer  contributions credited  pursuant  to Section 3.4 shall be fully  vested  upon a  Participant's death prior to  Termination  of  Employment,  Disability,  or  attainment of his
Normal Retirement Age.

                                   SECTION 6

                              SPENDTHRIFT PROVISION

No Participant  or Beneficiary  shall have any interest in the Account which can be  transferred  nor  shall any  Participant  or  Beneficiary  have any power to anticipate,  alienate,  dispose  of,  pledge or  encumber  the same while in the possession  or control of the Employer,  nor shall the  Committee  recognize any assignment thereof, either in whole or in part, nor shall the Account be subject to attachment,  garnishment, execution following judgment or other legal process before the Account is distributed to the Participant or Beneficiary.

The power to designate  Beneficiaries to receive the Account of a Participant in the event of such Participant's death shall not permit or be construed to permit such  power  or  right to be  exercised  by the  Participant  so as  thereby  to anticipate,  pledge, mortgage or encumber such Participant's Account or any part  thereof and any  attempt of a  Participant  to so  exercise  said power in violation  of this  provision  shall  be of no force  and  effect  and  shall be disregarded by the Committee.

                                   SECTION 7

                                  DISTRIBUTIONS

7.1. General Provisions.  A Participant's  vested Account (reduced by the amount of any applicable  payroll,  withholding and other taxes) shall be distributable at the time and in the  manner  set  forth  in  Sections  7.2  through  7.7,  as applicable.

     7.1.1. Application for Distribution. A Participant shall not be required to make  application  to  receive  payment.  Distribution  shall not be made to any
Beneficiary,  however,  until  such  Beneficiary  shall  have  filed  a  written application  for  benefits  in a form  acceptable  to  the  Committee  and  such application shall have been approved by the Committee.

     7.1.2. Form of Payment.  All distributions  from this Plan shall be made in cash,  except with  respect to the  portion of a  Participant's  Account  deemed invested in the Common Stock Measuring  Investment which shall be paid in shares of Common Stock (and cash for fractional shares).

     7.1.3. Code ss.162(m) Delay.  Notwithstanding any provision in this Plan to the contrary,  if the CommitteE  reasonably  determines that paying an amount at the  scheduled  time would cause the  Employer's  income tax  deduction  for the payment to be limited or eliminated by Section 162(m) of the Code, the Employers may unilaterally delay the time of the making or commencement of payments to the earliest date the Committee determines the deduction for the payment(s) will not be limited or eliminated by application of Section 162(m) of the Code.

     7.1.4.  Delayed   Distribution  For  Key  Employees.   Notwithstanding  any
provision in this Plan to the contrary,  in the case of any Participant who is a
"specified  employee"  as defined in Section  409A of the Code,  payment of such
Participant's  Account (other than his Grandfathered  Account which shall not be subject to this  Section  7.1.4)  shall be delayed for a period of six months in the event of any distribution payable by reason of such Participant's separation from service.  If any such affected  Participant is scheduled to receive payment of his  benefits in  installments,  the  installments  payable for the first six months following such Participant's separation from service shall be accumulated and paid as soon as  practicable  following  the end of such six  month  waiting period.

7.2. Benefit Upon Normal Retirement.

     7.2.1. Form of Distribution. In the event a Participant retires on or after attaining Normal Retirement Age, the Participant's  Account shall be distributed at the Participant's election in either (a) a single lump sum or (b) a series of
5,  10 or  15  annual  installments.  In  the  absence  of  any  such  election, distribution shall be made in a single lump sum.

     7.2.2.  Manner and Time of Election.  On forms  furnished by and filed with the Committee,  each Participant  shall elect at the time of initial  enrollment whether distribution of his Normal Retirement Age benefit shall be made (i) in a lump sum, or (ii) in either 5, 10 or 15 annual  installments.  Any  pre-selected distribution  option may be changed,  provided that such election is received by the  Committee at least five (5) years before the  Participant's  attainment  of
Normal Retirement Age.

     7.2.3.  Calculation of Installment  Amounts. The amount of each installment
(if any) shall be determined by dividing the vested balance of the Participant's
Account as of the Valuation  Date as of

which the  installment  is being  paid by the  number of  remaining  installment payments to be made  (including the payment being  determined).  After the first installment,  the amount of future  installments  will be  determined as of each following  January 1 (beginning  with the January 1  immediately  following  the first  installment).  Such  installments  shall  be  actually  paid  as  soon as practicable after each such determination.

     7.2.4.  Request for Lump Sum  Payment of  Grandfathered  Account.  On forms furnished  by and filed  with the  Committee,  a  Participant  who is  receiving
installments   may  elect  to  receive  the  total  remaining   balance  of  his
Grandfathered  Account (but not part thereof) for any reason,  provided that the
Grandfathered  Account  balance  will be reduced  by a penalty of 10%,  with the result  that the  Participant  will  receive  90% of the  Grandfathered  Account balance and 10% of the  Grandfathered  Account  balance will be forfeited to the
Employer. The amount of such distribution will be determined as of the Valuation
Date coincident  with or next following  receipt of the request by the Committee and  shall  be  actually  paid by the  Employer  to the  Participant  as soon as practicable after such determination.

7.3.  Benefit  Upon  Termination  of  Employment.  In the  event  a  Participant separates  from service for any reason other than due to death or  Disability or on or after attaining Normal  Retirement Age, the  Participant's  vested Account shall be distributed in full in a single lump sum.

7.4. Benefit Upon Disability.  In the event a Participant separates from service as a  result  of his  Disability,  the  Participant's  vested  Account  shall be distributed in full in a single lump sum (or in the case of a Participant who is eligible to retire, in accordance with Section 7.2.1.).

7.5. Benefit Upon Death.

     7.5.1.  Pre-Retirement Death Benefit. In the event a Participant dies prior to attaining his Normal  Retirement  Age, the  Beneficiary  of such  Participant shall receive  distribution of the Participant's vested Account in a single lump sum distribution.

     7.5.2. Post-Retirement Death Benefit. In the event a Participant dies after attaining his Normal  Retirement Age, the Beneficiary of such Participant  shall receive payment of the  Participant's  remaining benefit in the same form and in the same manner as the  Participant  would have  received  such  benefit had the
Participant survived;  provided,  however, the Committee, in its discretion, may direct that such benefit attributable to the Participant's Grandfathered Account be  paid  in  full  in a  single  lump  sum or  that  such  benefits  be paid in installments over a shorter period of time.

     7.5.3.  Additional  Death  Benefit.  If a Participant  at the time of death either  (a) had a positive  Account  balance  or (b) had a  currently  effective deferral  election  under  Section 3.1 or 3.2,  then the  Participant's  Account balance payable to his  Beneficiary  shall be increased as of the Valuation Date following the Participant's death by an amount equal to the lesser of:

     (i)  200% of the total  amount  of the  Participant's  voluntary  deferrals credited  to his Account  under  Sections  3.1 and 3.2  (disregarding, however,  (a)  any  earnings  adjustment  relating  to  the  Measuring
          Investments,  (b) any prior distributions,  and (c) any amounts deemed invested in the Common Stock Measuring Investment); or

     (ii) $2,000,000.

Notwithstanding the foregoing, if the Participant dies by suicide within two (2)
years of initial  enrollment,  the  additional  death benefit under this Section
7.5.3 will not be added to the Account.

     7.5.4. Designation of Beneficiaries.  Each Participant may designate,  upon forms to be  furnished  by and filed  with the  Committee,  one or more  primary
Beneficiaries or alternative Beneficiaries to receive all or a specified part of such  Participant's  Account  in the  event  of such  Participant's  death.  The
Participant may change or revoke any such  designation from time to time without notice  to or  consent  from any  Beneficiary.  No such  designation,  change or revocation shall be effective unless executed by the Participant and received by the Committee during the Participant's lifetime.

     7.5.5.  Failure of  Designation.  If a  Participant  fails to  designate  a
Beneficiary,  designates a Beneficiary and thereafter  revokes such  designation without naming another Beneficiary,  or designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,  then such
Participant's  Account,  or the  part  thereof  as to which  such  Participant's designation  fails,  as the case may be,  shall be payable to the  Participant's surviving spouse (unless legally  separated) or  representative of Participant's estate.

     7.5.6.   Disclaimers  by  Beneficiaries.   A  Beneficiary   entitled  to  a
distribution  of  all or a  portion  of a  deceased  Participant's  Account  may disclaim  an  interest  therein  subject to the  following  requirements.  To be eligible to disclaim,  a  Beneficiary  must be a natural  person,  must not have received a  distribution  of all or any  portion of the Account at the time such disclaimer  is  executed  and  delivered,  and must have  attained  at least age twenty-one (21) years as of the date of the Participant's  death. Any disclaimer must be in writing and must be executed  personally by the Beneficiary  before a notary public. A disclaimer shall state that the  Beneficiary's  entire interest in the undistributed Account is disclaimed or shall specify what portion thereof is  disclaimed.  To be  effective,  duplicate  original  executed  copies of the disclaimer  must be both executed and actually  delivered to the Committee after the date of the Participant's  death but not later than one hundred eighty (180)
days  after  the  date  of  the  Participant's  death.  A  disclaimer  shall  be irrevocable when delivered to the Committee. A disclaimer shall be considered to be delivered to the Committee only when actually received by the Committee.  The
Committee shall be the sole judge of the content, interpretation and validity of a purported disclaimer.  Upon the filing of a valid disclaimer,  the Beneficiary shall be  considered  not to have  survived the  Participant  as to the interest disclaimed.  A  disclaimer  by a  Beneficiary  shall not be  considered  to be a transfer of an interest in violation of any other provisions under this Plan. No other form of attempted disclaimer shall be recognized by the Committee.

     7.5.7.  Death  Prior  to  Full  Distribution.  If,  at  the  death  of  the
Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Account which is  payable  to the  Beneficiary  (and  shall  not be paid to the  Participant's estate).

7.6. Benefit Prior To Termination of Employment.

     7.6.1.  Pre-Selected In-Service  Distributions.  If a Participant so elects upon  enrollment in the Plan for any Plan Year,  such  Participant  may elect to receive the vested  portion of his Account  prior to  Termination  of Employment subject to the following rules:

     (a)  On forms furnished by and filed with the Committee,  each  Participant may select during the Enrollment Period with respect to each Plan Year one or more in-service  distribution dates and amounts with respect to deferred  amounts  attributable  to such Plan Year,  provided that any such  in-service  distribution  date is at least two  years  after the first day of the Plan Year with  respect  to which  such  election  is made.

     (b)  Only one such distribution will be made in any Plan Year.

     (c)  On forms furnished by and filed with the Committee,  any  pre-selected distribution date may be extended (one time only),  provided that such extension  must be received by the  Committee at least 12 months (or 6 months in the case of a  Grandfathered  Account)  before the scheduled date of distribution and the new extended  distribution  date selected must be at least 5 years after the original  distribution  date (or at least 1 year in the case of a Grandfathered Account).

     (d)  On forms furnished by and filed with the Committee,  any  pre-selected distribution  date relating solely to a  Grandfathered  Account may be cancelled  (whether or not  previously  extended),  provided that such cancellation  must be  received  by the  Committee  at  least 6 months before the scheduled date of distribution.

     7.6.2. On Demand  In-Service  Distributions of Grandfathered  Accounts.  On
forms  furnished by and filed with the Committee,  a Participant  may request to receive all or part of such Participant's vested Grandfathered  Account prior to
Termination  of  Employment   for  any  reason,   provided  that  the  requested
distribution  amount will be reduced by a penalty  equal to 10% of the requested amount,  with the result that the Participant  will receive 90% of the requested amount and 10% of the requested  amount will be forfeited to the  Employer.  The amount  of such  distribution  shall  be  determined  as of the  Valuation  Date coincident  with or next  following  receipt of the request by the Committee and shall be actually  paid to the  Participant  as soon as  practicable  after such determination.

     7.6.3.  In-Service  Distribution for Financial Hardship. On forms furnished by and filed with the  Committee,  a  Participant  may request to receive all or part of such Participant's  vested Account prior to Termination of Employment to alleviate a Financial Hardship.  For purposes of the Plan,  "Financial Hardship"
means a severe financial hardship to the Participant resulting from a sudden and unexpected  illness or accident of the Participant or a dependent (as defined in
Section 152(a) of the Code), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable emergency circumstances arising as a result of events beyond the control of the Participant. If a hardship is or may be relieved either (a) through reimbursement or compensation by insurance or otherwise,  (b) by  liquidation of the  Participant's  assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or
(c) by  cessation  of deferrals  under this Plan,  then the  hardship  shall not constitute  a Financial  Hardship for  purposes of this Plan.  If a  Participant receives a distribution due to Financial Hardship,  such Participant's deferrals under  the  Plan  will  cease.  The  Participant  may not  again  elect to defer compensation  until the Enrollment Period for the Plan Year that begins at least
12 months after such distribution.  A Beneficiary of a deceased  Participant may also request an early distribution for Financial Hardship.

7.7. Benefit Upon Change of Control.  Notwithstanding any provision in this Plan to the contrary, in the event of a Change of Control of NFI, the Account balance
of  each  Participant  or  Beneficiary   (including  any  individual   receiving
installment  payments)  shall be paid to such  Participant  or  Beneficiary in a single lump sum.

7.8.  Facility of Payment.  In case of the legal  disability of a Participant or
Beneficiary  entitled to receive any distribution under this Plan, payment shall be made, if the Committee  shall be advised of the existence of such  condition:
(i) to the duly appointed guardian, conservator or other legal representative of such  Participant or Beneficiary,  or (ii) to a person or institution  entrusted with the care or  maintenance  of the  incompetent  or disabled  Participant  or
Beneficiary,  provided  such person or  institution  has satisfied the Committee that the payment  will be used for the best  interest  and assist in the care of such Participant or Beneficiary,  and provided further,  that no prior claim for said payment has been made by a duly  appointed  guardian,  conservator or other legal  representative  of such  Participant or Beneficiary.  Any

                                       10

payment made in accordance  with the foregoing  provisions of this section shall constitute a complete discharge of any liability or obligation  pursuant to this
Plan.

7.9. Special IRS Transition Rule.  Notwithstanding  the preceding  provisions of this  Section  7 or any  other  provision  in this  Plan to the  contrary,  each
Participant shall be allowed to modify any prior election regarding the time and form of  payment in  accordance  with IRS Notice  2005-1  and the  proposed  IRS regulations under section 409A of the Code. Any such modifications shall be made no later than December 31, 2006,  or such later date as may be authorized  under applicable IRS guidance.

                                   SECTION 8
                                 FUNDING OF PLAN

8.1.  Unfunded  Plan. The obligation of the Employer to make payments under this
Plan  constitutes  only the unsecured (but legally  enforceable)  promise of the
Employer to make such payments.  No Participant shall have any lien, prior claim or other security  interest in any property of the Employer.  The Employer shall have no  obligation to establish or maintain any fund,  trust or account  (other than a bookkeeping  account or reserve) for the purpose of funding or paying the benefits  promised  under  this  Plan.  If  such a fund,  trust  or  account  is established,  the property therein shall remain the sole and exclusive  property of the  Employer.  The Employer  shall be obligated to pay the cost of this Plan out of its general assets. All references to accounts,  accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the Employer's  obligation to Participants in this Plan and shall not be construed to impose on the  Employer the  obligation  to create any separate fund for purposes of this Plan.

8.2. Corporate Obligation. Neither any officer of any Employer nor any member of the  Committee  in any way secures or  guarantees  the payment of any benefit or amount  which may become due and  payable  hereunder  to or with  respect to any
Participant.  Each Participant and other person entitled at any time to payments hereunder  shall look solely to the assets of the Employer for such  payments as an unsecured,  general creditor.  After benefits shall have been paid to or with respect to a Participant and such payment  purports to cover in full the benefit hereunder,  such former Participant or other person or persons,  as the case may be, shall have no further  right or interest in the other assets of the Employer in  connection  with this  Plan.  No  person  shall be under  any  liability  or responsibility  for failure to effect any of the  objectives or purposes of this
Plan by reason of the insolvency of the Employer.

                                   SECTION 9
                            AMENDMENT AND TERMINATION

9.1.  Amendment and Termination.  The Board of Directors may unilaterally  amend the Plan  prospectively,  retroactively  or both, at any time and for any reason deemed  sufficient by it without notice to any person  affected by this Plan and may likewise  terminate this Plan both with regard to persons receiving benefits and persons  expecting  to receive  benefits in the future;  provided,  however, that:

     (a)  the benefit,  if any,  payable to or with respect to a Participant who has had a Termination  of Employment as of the effective  date of such amendment  or the  effective  date of such  termination  shall not be, without the written consent of the Participant,  diminished or delayed by such  amendment  or  termination  (but the Board of  Directors  may terminate the Plan completely and provide for immediate payment of all
          Accounts  under the Plan in single lump sum  payments,  subject to the requirements  of  Section  409A of the Code and  Treasury  regulations thereunder, as applicable), and

                                       11

     (b)  the  benefit,  if any,  payable  to or  with  respect  to  each  other
          Participant  determined as if such  Participant  had a Termination  of
          Employment  on the effective  date of such  amendment or the effective date of such termination  shall not be, without the written consent of
          the   Participant,   diminished  or  delayed  by  such   amendment  or
          termination  (but  the  Board  of  Directors  may  terminate  the Plan completely and provide for immediate payment of all Accounts under the
          Plan in single  lump sum  payments,  subject  to the  requirements  of
          Section  409A of the  Code and  Treasury  regulations  thereunder,  as applicable).

9.2. No Oral Amendments. No modification of the terms of the Plan or termination of this Plan shall be effective  unless it is in writing and signed on behalf of the Board of Directors by a person  authorized to execute such writing.  No oral representation  concerning  the  interpretation  or effect of the Plan  shall be effective to amend the Plan.

9.3.  Plan  Binding on  Successors.  The  Employer  will  require any  successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or  substantially  all of the  business  and/or  assets of such  Employer by agreement, to expressly assume and agree to perform this Plan in the same manner and to the same extent that such Employer  would be required to perform it if no such succession had taken place.

                                   SECTION 10
                     DETERMINATIONS - RULES AND REGULATIONS

10.1.  Determinations.  The Committee shall make such  determinations  as may be required  from time to time in the  administration  of this Plan.  The Committee shall have the  discretionary  authority  and  responsibility  to interpret  and construe the Plan and to determine  all factual and legal  questions  under this
Plan,  including  but  not  limited  to  the  entitlement  of  Participants  and
Beneficiaries,  and the amounts of their respective  interests.  Each interested party may act and rely upon all information  reported to them hereunder and need not inquire  into the  accuracy  thereof,  nor be charged with any notice to the contrary.

10.2.  Rules and  Regulations.  Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

10.3.  Method of Executing  Instruments.  Information  to be supplied or written notices to be made or  consents  to be given by the  Committee  pursuant  to any provision of the Plan may be signed in the name of the  Committee by any officer who has been  authorized to make such  certification  or to give such notices or consents.

10.4.  Claims  Procedure.  The claims  procedure  set forth in this Section 10.4 shall be the exclusive  administrative  procedure for the  disposition of claims for benefits arising under this Plan.

     10.4.1.  Original Claim. Any person may, if he or she so desires, file with the Committee a written claim for benefits  under this Plan.  Within ninety (90)
days after the filing of such a claim,  the Committee  shall notify the claimant in  writing  whether  the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special  circumstances requiring a specified  amount of additional  time (but not more than one hundred eighty  (180) days from the date the claim was filed) to reach a decision on the claim.  If the claim is denied in whole or in part, the Committee shall state in writing:

     (a)  the specific reasons for the denial;

                                       12

     (b)  the specific  references  to the  pertinent  provisions of the Plan on which the denial is based;

     (c)  a description of any additional material or information  necessary for the  claimant  to  perfect  the claim and an  explanation  of why such material or information is necessary; and

     (d)  an  explanation  of the  claims  review  procedure  set  forth in this section.

     10.4.2.  Review of Denied  Claim.  Within sixty (60) days after  receipt of notice that the claim has been denied in whole or in part, the claimant may file with the  Board  of  Directors  a  written  request  for a  review  and may,  in conjunction  therewith,  submit written  issues and comments.  Within sixty (60)
days after the filing of such a request for review, the Board of Directors shall notify the claimant in writing  whether,  upon  review,  the claim was upheld or denied  in whole or in part or shall  furnish  the  claimant  a  written  notice describing  specific  special  circumstances  requiring  a  specified  amount of additional  time (but not more than one hundred  twenty (120) days from the date the request for review was filed) to reach a decision on the request for review.

     10.4.3. General Rules.

     (a)  No inquiry or question  shall be deemed to be a claim or a request for a review of a denied claim unless made in  accordance  with the claims procedure.  The  Committee may require that any claim for benefits and any  request  for a review  of a denied  claim be filed on forms to be furnished by the Committee upon request.

     (b)  All  decisions on original  claims shall be made by the  Committee and all  decisions on requests for a review of denied claims shall be made by the Board of Directors.

     (c)  The Committee or the Board of Directors may, in their discretion, hold one or more  hearings on a claim or a request for a review of a denied claim.

     (d)  A claimant may be represented by a lawyer or other  representative (at the  claimant's  own  expense),  but the  Committee  and the  Board of
          Directors reserve the right to require the claimant to furnish written authorization.  A claimant's  representative  shall be entitled,  upon request, to copies of all notices given to the claimant.

     (e)  The  decision of the  Committee on a claim and a decision of the Board of  Directors  on a request  for a review of a denied  claim  shall be served on the claimant in writing.

     (f)  Prior to filing a claim or a request  for a review of a denied  claim, the  claimant  or his or her  representative  shall have a  reasonable opportunity  to  review  a copy of the Plan  and all  other  pertinent documents  in the  possession  of  the  Committee  and  the  Board  of
          Directors.

     (g)  The  Committee  and  the  Board  of  Directors  may   permanently   or
          temporarily delegate its responsibilities  under this claims procedure to an individual or a committee of individuals.

10.5. Limitations and Exhaustion.

     10.5.1.   Limitations.   No  claim   shall  be   considered   under   these
administrative  procedures  unless it is filed with the Committee within one (1)
year after the claimant knew (or reasonably  should

                                       13

have known) of the principal  facts on which the claim is based.  Every untimely claim  shall be  denied by the  Committee  without  regard to the  merits of the claim.  No legal action  (whether  arising  under  section 502 or section 510 of
ERISA or under any other  statute  or  non-statutory  law) may be brought by any claimant  on any  matter  pertaining  to this Plan  unless  the legal  action is commenced in the proper forum before the earlier of:

     (a)  two (2) years  after the  claimant  knew (or  reasonably  should  have known) of the principal facts on which the claim is based, or

     (b)  ninety (90) days after the claimant has exhausted these administrative procedures.

Knowledge of all facts that a Participant knew (or reasonably should have known)
shall be imputed to each  claimant who is or claims to be a  Beneficiary  of the
Participant  (or  otherwise  claims to derive an  entitlement  by reference to a
Participant)  for the  purpose  of  applying  the one (1)  year and two (2) year periods.

     10.5.2.   Exhaustion  Required.  The  exhaustion  of  these  administrative procedures is mandatory for resolving every claim and dispute arising under this
Plan. As to such claims and disputes:

     (a)  no claimant  shall be permitted to commence any legal action  relating to any such claim or dispute  (whether  arising  under  section 502 or section 510 of ERISA or under any other statute or non-statutory  law)
          unless a  timely  claim  has been  filed  under  these  administrative procedures and these  administrative  procedures  have been exhausted;
          and

     (b)  in any such legal action all explicit and implicit  determinations  by the Committee and the Board of Directors  (including,  but not limited to,  determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

                                   SECTION 11

                               PLAN ADMINISTRATION

11.1. Officers. Except as hereinafter provided,  functions generally assigned to the Employer  shall be  discharged by its officers or delegated and allocated as provided herein.

11.2. Board of Directors.  Notwithstanding the foregoing, the Board of Directors shall have the exclusive  authority,  which may not be  delegated,  to amend the
Plan or to terminate this Plan.

11.3. Committee. The Committee shall:

     (a)  keep a record  of all its  proceedings  and acts and keep all books of account,  records  and other data as may be  necessary  for the proper administration of the Plan; notify the Employer of any action taken by the Committee and, when required,  notify any other interested  person or persons;

     (b)  determine  from the records of the Employer the  compensation,  status and  other  facts  regarding  Participants  and other  employees;

     (c)  prescribe forms to be used for distributions,  notifications, etc., as may be required in the administration of the Plan;

                                       14

     (d)  set up such rules,  applicable to all Participants similarly situated, as are deemed necessary to carry out the terms of this Plan;

     (e)  perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of this Plan and performing the duties imposed on it by the Board of Directors.

     (f)  resolve all questions of  administration  of the Plan not specifically referred to in this section;

     (g)  in accordance  with  regulations  of the  Secretary of Labor,  provide adequate  notice in writing to any  claimant  whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial,  written in a manner  calculated  to be understood by the claimant; and

     (h)  delegate or re-delegate to one or more persons,  jointly or severally, and  whether  or not such  persons  are  members of the  Committee  or employees of any Employer,  such  functions  assigned to the Committee hereunder as it may from time to time deem advisable.

If there shall at any time be three (3) or more members of the Committee serving hereunder  who are  qualified  to  perform  a  particular  act,  the same may be performed,  on behalf of all, by a majority of those qualified,  with or without the concurrence of the minority.  No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

11.4. Delegation.  The Board of Directors and the members of the Committee shall not be  liable  for an act or  omission  of  another  person  with  regard  to a responsibility  that has been  allocated  to or  delegated  to such other person pursuant  to the terms of the Plan or pursuant  to  procedures  set forth in the
Plan.

11.5.  Conflict  of  Interest.  If any  individual  to whom  authority  has been delegated or  re-delegated  hereunder  shall also be a Participant in this Plan, such  Participant  shall have no authority with respect to any matter  specially affecting such  Participant's  individual  rights hereunder or the interest of a person superior to him or her in the  organization  (as  distinguished  from the rights of all  Participants  and  Beneficiaries or a broad class of Participants and  Beneficiaries),  all such  authority  being  reserved  exclusively to other individuals as the case may be, to the exclusion of such  Participant,  and such
Participant  shall  act  only  in  such  Participant's  individual  capacity  in connection with any such matter.

11.6.  Administrator.  The Sponsor  shall be the  administrator  for purposes of section 3(16)(A) of ERISA.

11.7.  Service of Process.  In the absence of any designation to the contrary by the Committee,  the General Counsel of the Sponsor and its Board of Directors is
designated as the  appropriate  and  exclusive  agent for the receipt of process directed to this Plan in any legal proceeding, including arbitration,  involving this Plan.

11.8.  Expenses.  All expenses of administering  this Plan shall be borne by the
Employer.

11.9. Tax Withholding. The Employer shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by the Employer under applicable law with respect to any amount payable under this Plan.

                                       15

11.10. Certifications.  Information to be supplied or written notices to be made or consents to be given by the Committee  pursuant to any provision of this Plan may be  signed  in the  name  of the  Committee  by any  officer  who  has  been authorized to make such certification or to give such notices or consents.

11.11.  Errors in Computations.  The Employer shall not be liable or responsible for any error in the  computation  of the  Account or the  determination  of any benefit  payable  to or with  respect  to any  Participant  resulting  from  any misstatement  of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable,  directly or indirectly,  to the Employer and used by the Committee in determining the benefit. The Committee shall not be obligated or required to increase the benefit payable to or with respect to such
Participant which, on discovery of the misstatement,  is found to be understated
as a result of such misstatement of the Participant. However, the benefit of any
Participant  which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount  appropriate  in view of the truth (and to recover any prior overpayment).

                                   SECTION 12

                                  CONSTRUCTION

12.1. Applicable Laws.

     12.1.1.  ERISA Status.  This Plan is adopted with the understanding that it is an unfunded plan maintained  primarily for the purpose of providing  deferred compensation for a select group of management or highly compensated employees as provided in section 201(2),  section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.

     12.1.2.  IRC Status.  This Plan is intended to be a  nonqualified  deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. The rules of section  3121(v) and section  3306(r)(2) of the Code shall apply to this Plan.

     12.1.3.  References  to Laws.  Any  reference  in the Plan to a statute  or regulation  shall  be  considered  also  to mean  and  refer  to any  subsequent amendment or replacement of that statute or regulation.

12.2. Effect on Other Plans. This Plan shall not alter,  enlarge or diminish any person's  employment  rights or obligations  or rights or obligations  under any other employee pension benefit or employee welfare benefit plan.

12.3.  Disqualification.  Notwithstanding any other provision of the Plan or any election or  designation  made under this Plan,  any potential  Beneficiary  who feloniously  and  intentionally  kills a  Participant  shall be  deemed  for all purposes of this Plan and all elections and designations made under this Plan to have died before such  Participant.  A final judgment of conviction of felonious and  intentional  killing is conclusive  for this  purpose.  In the absence of a conviction of felonious and intentional  killing,  the Committee shall determine whether the killing was felonious and intentional for this purpose.

12.4. Rules of Document Construction.

     (a)  An individual shall be considered to have attained a given age on such individual's  birthday  for  that  age  (and  not on the day  before).
          Individuals  born on February 29 in a leap year shall be considered to have their  birthdays  on  February 28 in each year that is not a leap year.

                                       16

     (b)  Whenever appropriate, words used herein in the singular may be read in the  plural,  or words  used  herein in the  plural may be read in the singular;  the  masculine  may  include  the  feminine;  and the words
          "hereof,"  "herein" or "hereunder"  or other similar  compounds of the word  "here"  shall mean and refer to the  entire  Plan and not to any particular paragraph or Section of the Plan unless the context clearly indicates to the contrary.

     (c)  The titles given to the various  Sections of the Plan are inserted for convenience  of reference  only and are not part of the Plan, and they shall not be considered in determining the purpose,  meaning or intent of any provision hereof.

     (d)  Notwithstanding  anything  apparently to the contrary contained in the
          Plan,  the Plan  Statement  shall be  construed  and  administered  to prevent the  duplication of benefits  provided under this Plan and any other qualified or nonqualified plan maintained in whole or in part by the Employer.

12.5. Choice of Law. Except to the extent that federal law is controlling,  this instrument  shall be construed and enforced in  accordance  with the laws of the
State of Maryland.

12.6.  No  Employment  Contract.  This  Plan is not and  shall  not be deemed to constitute a contract of  employment  between the  Employer and any person,  nor shall  anything  herein  contained  be deemed to give any person any right to be retained in the Employer's employ or in any way limit or restrict the Employer's right or power to  discharge  any  person  at any time and to treat  any  person without regard to the effect which such treatment  might have upon him or her as a Participant in this Plan. Neither the terms of the Plan nor the benefits under this Plan or the  continuance  of the Plan shall be a term of the  employment of any employee. The Employer shall not be obliged to continue this Plan.

12.7.  Code ss.409A  Compliance.  To the extent  applicable,  this Plan shall be interpreted  and  construed  iN  accordance  with Code Section 409A and Treasury regulations  and other  interpretative  guidance  issued  thereunder,  including without  limitation  any  regulations or other guidance that may be issued after the effective date of this  restatement.  Notwithstanding  any provision of this
Plan to the  contrary,  the  Employer may adopt such  amendments  to the Plan or
adopt  other  policies  and  procedures  (including  amendments,   policies  and
procedures  having a retroactive  effect),  or take any other actions,  that the
Employer  determines  is necessary or  appropriate  to preserve the intended tax treatment  of the  benefits  provided  under the Plan and/or to comply with Code
Section 409A.

                                       17

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, this amended and restated Plan is adopted this
29th day of November, 2006, but effective as of January 1, 2005.

                               NOVASTAR MORTGAGE, INC.

                               By: /s/ Gregory S. Metz
                                   ---------------------------------------------

                               Title: Chief Financial Officer
                                      ------------------------------------------